                                                                                                                                                              UBS Asset Management

(Americas) Inc.

January 8, 2020

UBS Financial Services Inc.

1200 Harbor Boulevard

Weehawken, NJ 07086

Re:  Amendment to Selected Dealer Agreement for UBS Series Funds (formerly known as UBS Money Series) – Investor Series Adding UBS Select ESG Prime Investor Fund

Dear Sir or Madam:

We wish to amend "Schedule A – List of Funds" to the Selected Dealer Agreement dated September 18, 2008, between UBS Financial Services Inc. and UBS Asset Management (US) Inc. (“UBS AM-US”) with respect to the Investor Series of UBS Series Funds (formerly known as UBS Money Series), as previously amended (the "Agreement").  The purpose of this amendment is to add a new fund, namely UBS Select ESG Prime Investor Fund, by replacing Schedule A to the Agreement with the revised Schedule A that is attached to this letter.

Please indicate your acceptance of these changes by executing two copies of this letter, returning one to us and retaining one copy for your record.  Upon your acceptance, Schedule A will be replaced with the revised version attached below, effective as of January 21, 2020.

Regards,

UBS ASSET MANAGEMENT (US) INC.

By: /s/ Keith A. Weller   By:  /s/ Ken Goldfarb

Name: Keith A. Weller                   Name: Ken Goldfarb

Title: Executive Director                Title: Director

Accepted and Agreed to:

UBS FINANCIAL SERVICES INC.

By: /s/ Traci Simpson                                                     By:  /s/ Melanie Selwyn

Name: Traci Simpson                                                     Name: Melanie Selwyn

Title: Executive Director                Title: Director

(Amended and Restated Schedule A to Selected Dealer Agreement dated as of September 18, 2008, as amended, pertaining to UBS Series Funds (formerly known as UBS Money Series) – Investor Series.  This revised Schedule A is effective as of January 21, 2020.)

SCHEDULE A

LIST OF FUNDS

UBS Select Prime Investor Fund

UBS Select Treasury Investor Fund

UBS Tax-Free Investor Fund

UBS Prime Investor Fund

UBS Select Government Investor Fund

UBS Select ESG Prime Investor Fund

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